Exhibit 10.1

AMENDMENT TO DISPOSITION AGREEMENT

THIS AMENDMENT TO DISPOSITION AGREEMENT (this “Amendment”) is entered into as of June 14, 2021 (the “Effective Date”), by and among Macquarie Infrastructure Corporation, a Delaware corporation (the “Company”), MIC Ohana Corporation, a Delaware corporation, Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company agreement (“MIH”), and Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (the “Manager”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed thereto in the Disposition Agreement (defined below).

WHEREAS, the Parties entered into that certain Disposition Agreement, dated as of October 30, 2019 (the “Disposition Agreement”);

WHEREAS, on June 7, 2021, the Company entered into that certain Purchase Agreement with KKR Apple Bidco, LLC, among others, pursuant to which KKR Apple Bidco, LLC agreed to acquire the Atlantic Aviation business from the Company in accordance with the terms thereof;

WHEREAS, on the date hereof, Company and MIH are entering into that certain Agreement and Plan of Merger with AMF Hawaii Merger Sub, LLC and AMF Hawaii Holdings, LLC pursuant to which AMF Hawaii Holdings, LLC is agreeing to acquire MIH in accordance with the terms thereof;

WHEREAS, prior to the closing of such transactions, the Company and certain of its subsidiaries, including MIH, will undertake a reorganization such that, among other things, MIH will be the parent of the Company and the Parties desire to add MIH as a party to the Disposition Agreement; and

WHEREAS, the Parties desire to amend the Disposition Agreement to reflect the understanding of the Parties in connection with such transactions in accordance with Section 6.10 thereof as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Amendment. Effective as of the date hereof, the Parties hereto agree that the Disposition Agreement shall be amended as follows:

a.	The first paragraph of the Disposition Agreement is hereby amended by adding Macquarie Infrastructure Holdings, LLC, a Delaware limited liability company agreement (“MIH”), as a Party.

b.	Section 1.2 of the Disposition Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

i.	“Atlantic Aviation Closing” means the “Closing” as defined in the Atlantic Aviation Purchase Agreement.

ii.	“Atlantic Aviation Purchase Agreement” means that certain Stock Purchase Agreement, dated as of June 7, 2021, by and among KKR Apple Bidco, LLC, the Company, MIH and, solely for specified provisions, MIC Hawaii Holdings, LLC.

iii.	“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of June 14, 2021, by and among the Company, MIH, AMF Hawaii Holdings, LLC and AMF Hawaii Merger Sub, LLC.

iv.	“Merger Closing” means the “Closing” as defined in the Merger Agreement.

v.	“MIH” has the meaning set forth in the first paragraph of this Agreement.

vi.	“Other Amounts” has the meaning set forth in Section 3.10 herein.

c.	Section 3.8 of the Disposition Agreement is hereby amended by adding “or Section 3.10” after “Section 2.1”.

d.	The following is hereby added as Section 3.9 of the Disposition Agreement:

Atlantic Aviation Disposition Payment. Notwithstanding anything herein to the contrary (including Sections 3.1, 3.2 and 3.7), the Parties hereby agree that with respect to the Atlantic Aviation Closing: (i) the Disposition Payment with respect to the Disposition contemplated by the Atlantic Aviation Purchase Agreement shall be $228,550,625, (ii) such Disposition Payment shall become due and payable to the Manager at the same date and time as the Atlantic Aviation Closing, (iii) such Disposition Payment shall be paid by MIH using proceeds received in connection with the Atlantic Aviation Closing to the Manager concurrently with the Atlantic Aviation Closing, (iv) the provisions of Section 3.7 shall not apply to such Disposition Payment, and (v) if the Merger Agreement is terminated for any reason after the Atlantic Aviation Closing, then, as of immediately after the Atlantic Aviation Closing, Cumulative Proceeds shall be deemed to be $4,521.0 million. From and after the Atlantic Aviation Closing, all payment obligations of the Company in this Agreement shall be deemed to be obligations of MIH and MIC Hawaii Holdings, LLC. This Section 3.9 shall have no force and effect from and after the termination of the Atlantic Aviation Purchase Agreement for any reason.

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e.	The following is hereby added as Section 3.10 of the Disposition Agreement:

Merger Disposition Payment. Notwithstanding anything herein to the contrary (including Sections 2.1, 3.1, 3.2, and 3.7), the Parties hereby agree that with respect to the Merger Closing: (i) the Disposition Payment with respect to the Disposition contemplated by the Merger Agreement shall be $56,718,039, which amount includes the Waived Fees, (ii) such Disposition Payment, together with the other payments required to be made to the Manager pursuant to Section 2.1(y) other than the Waived Fees (such other payments, the “Other Amounts”), shall become due and payable to the Manager at the same date and time as the Merger Closing, (iii) such Disposition Payment and the Other Amounts shall be paid by MIH to the Manager concurrently with the Merger Closing, and, upon the payment of such Disposition Payment and the Other Amounts, the Management Services Agreement shall automatically terminate, (iv) the provisions of Section 3.7 shall not apply to such Disposition Payment, and (v) the Make-Whole Amount shall be deemed to be $0. This Section 3.10 shall have no force and effect from and after the termination of the Merger Agreement for any reason.

2.	Continuing Effectiveness; No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Disposition Agreement remain in full force and effect and are hereby ratified and confirmed. Each reference to the “Disposition Agreement” herein or in any other document, instrument or agreement executed or delivered in connection with the Disposition Agreement shall mean and be a reference to the Disposition Agreement, as amended hereby.

3.	Other Terms. Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 of the Disposition Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the day and year first written above.

MACQUARIE INFRASTRUCTURE CORPORATION		MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.

By:		By:
	Name: Norman Brown		Name: David Fass
	Title: Lead Independent Director		Title: President

By:		By:
	Name: Christopher Frost		Name: Raul Narciso
	Title: Chief Executive Officer		Title: Vice President

MIC OHANA CORPORATION

By:
Name: Christopher Frost
Title: Chief Executive Officer

By:
Name: Nick O’Neil
Title: Chief Financial Officer

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

By:
Name: Christopher Frost
Title: Chief Executive Officer

By:
Name: Nick O’Neil
Title: Chief Financial Officer

Signature Page to Amendment to Disposition Agreement